Exhibit 10.2

OMNIBUS AMENDMENT AGREEMENT NO. 1

This Omnibus Amendment Agreement No. 1 (this “Amendment”), dated and effective as of June 27, 2024, by and between Mangoceuticals, Inc. (the “Corporation” or “Company”), a corporation organized under the laws of the State of Texas (the “Company”), and Platinum Point Capital LLC (including its successors and assigns, the “Purchaser”).

WHEREAS:

A. The Company and the Purchaser have executed that certain Stock Purchase Agreement dated April 4, 2024 (the “Purchase Agreement”) and that certain Registration Rights Agreement dated April 4, 2024, relating to the Purchase Agreement (the “Registration Rights Agreement”); and

B. The Company and the Purchaser wish to amend the Purchase Agreement, Registration Rights Agreement and certain of the other Transaction Documents, in certain respects, together with certain other business agreements as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged the Company and the undersigned Purchaser hereby agree as follows:

1. AMENDMENTS TO PURCHASE AGREEMENT.

a. The definition of “Closing Date” in Section 1.1 of the Purchase Agreement is hereby deleted and replaced with the following:

“Closing Date” means the Initial Closing Date, Second Closing Date, Third Closing Date or Fourth Closing Date, as applicable.

b. The following definitions of “Fourth Closing Amount” and “Fourth Closing Date” in the Purchase Agreement are hereby inserted in their proper alphabetical order in Section 1.1:

“Fourth Closing Amount” has the meaning ascribed to such term in the table set forth in Section 2.2(b).

“Fourth Closing Date” means the date on which the Fourth Closing (as described in the table set forth in Section 2.2(b)) occurs.

c. The definitions of “Option”, “Option Closing”, “Option Closing Date”, “Option Notice”, and “Option Shares” in the Purchase Agreement are hereby deleted from Section 1.1.

d. The definition of “Warrants” in the Purchase Agreement is hereby deleted and replaced with the following.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Initial Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable following Stockholder Approval and have a term of exercise equal to five (5) years therefrom, in the form of Exhibit A attached hereto, and the Common Stock purchase warrants delivered to the Purchasers at the Third Closing, including (i) Common Stock purchase warrants registered in the name of such Purchaser to purchase up to 1,000,000 shares of Common Stock, with an exercise price equal to $0.50, subject to adjustment therein, and (ii) Common Stock purchase warrants registered in the name of such Purchaser to purchase up to 500,000 shares of Common Stock, with an exercise price equal to $1.00, subject to adjustment therein.”

e. Section 2.1(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(b) Subject to Sections 2.2(a), (c) and (d) of this Agreement, as applicable, the closing of the issuance and purchase of the Shares and the Warrants shall consist of four (4) separate closings (provided that the Second Closing and Third Closing may be combined with the mutual approval of the Company and the Purchasers) as set out in the below closing schedule (the “Closing Schedule”)(each a “Closing” and collectively the “Closings”), on a date specified by the parties herein upon the fulfillment of the conditions as set forth in the Closing Schedule and in Sections 2.2(a), (c) and (d) of this Agreement, as applicable.

#	Initial Stated Value of Preferred Stock to be issued by installment	Warrants to be issued	Closing Date	Aggregate Purchase Price by installment (USD)
Initial Closing	$550,000	3,300,000	Initial Closing Date	$500,000 (“Initial Closing Amount”)
Second Closing	$275,000		On or before June 30, 2024 (the “Second Closing Date”)	$250,000 (“Second Closing Amount”)
Third Closing	$825,000	1,500,000	On or before June 30, 2024 (the “Third Closing Date”)	$750,000 (“Third Closing Amount”)
Fourth Closing	$1,100,000		Such date as is no later than 180 days (the “Fourth Closing Date”) after the shares of Common Stock issuable in respect of the Series B Preferred Stock sold in each of the Initial Closing, Second Closing, the Third Closing, and the Fourth Closing have been registered under the Securities Act, subject to any limitations pursuant to Rule 415 (as defined in the Registration Rights Agreement)	$1,000,000.00 (the “Fourth Closing Amount”)
Total	$2,750,000	4,800,000		$2,500,000

2

f. Section 2.1(c) of the Purchase Agreement is hereby deleted in its entirety.

g. Sections 2.2(e) and (f) of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

(e) On or prior to a Fourth Closing Date (except as indicated below), the Company shall deliver or cause to be delivered to the applicable Purchaser the following:

(i) a legal opinion of Company Counsel in a form reasonably acceptable to the Placement Agent and the Purchasers;

(ii) the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer; and

(iv) a certificate evidencing a number of Shares equal to the pro rata portion of such Purchaser’s Subscription Amount in respect of the Fourth Closing Amount divided by $1,000, registered in the name of such Purchaser and evidence of the filing and acceptance of Certificate of Designation from the Secretary of State of the State of Texas.

(f) On or prior to the Fourth Closing Date, the applicable Purchaser shall deliver or cause to be delivered to the Company the pro rata portion of such Purchaser’s Subscription Amount in respect of such Closing, which shall be made available for “Delivery Versus Payment” settlement with the Company or its designee.

h. Section 2.3, Section 3.1(s), Section 3.1(aa), and Section 3.2 of the Purchase Agreement are hereby amended by (i) deleting each use of “Closing and each Option Closing” therein and replacing the same with “each Closing”, (ii) deleting each use of “Closing Date or Option Closing Date” therein and replacing the same with “Closing Date”, and (iii) deleting the use of “applicable Closing or Option Shares at the Option Closing, as applicable” in clause 2.3(b)(v) thereof and replacing the same with “applicable Closing”

2. AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT.

a. The definition of “Registrable Securities” in Section 1 of the Registration Rights Agreement is hereby deleted and replaced with the following:

3

““Registrable Securities” means, as of any date of determination, (i) all Common Stock issuable upon conversion of Shares issuable at the Initial Closing, Second Closing, Third Closing, and the Fourth Closing, calculated based upon the assumption that all Preferred Stock is converted at the Floor Price (as applicable, the “Conversion Shares”), (ii) shares of Common Stock issuable in lieu of cash dividends which could accrue on the Preferred Stock, assuming the full amount of dividends accrue at the default rate set forth in the Certificate of Designation, for a period of two years; (iii) Warrant Shares (assuming on such date the Warrants issuable at the Initial Closing and Third Closing) are exercised in full without regard to any exercise limitations therein), (iv) Common Stock issuable upon the exercise of the warrants issued to the Placement Agent in connection with the transactions contemplated by the Purchase Agreement and (v) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company and the Transfer Agent has issued certificates or delivered book-entry statements, as applicable, for such Registrable Securities to the Holder thereof, or as such Holder may direct, without any restrictive legend.”

3. OTHER AGREEMENTS.

(a) Concurrently with its execution and delivery of this Amendment, the Company shall file an amendment to the Certificate of Designation in the form annexed hereto providing for an increase for the conversion floor price of the Series B Preferred Stock from $0.035 to $0.10.

(b) Within ten (10) calendar days of the execution and delivery of this Amendment, the Company shall file a new registration statement on Form S-1 to provide for the registration of (a) 14,666,667 shares of Common Stock issuable in respect of the Series B Preferred Stock sold in each of the Second Closing, the Third Closing, and the Fourth Closing and (b) 1,500,000 shares of Common Stock issuable pursuant to the Warrants to be issued in connection with the Third Closing.

4. WARRANTS. In consideration for this Amendment, on the date of the Third Closing, the Company shall issue to the Purchaser (i) a Warrant registered in the name of such Purchaser to purchase up to 1,000,000 shares of Common Stock, with an exercise price equal to $0.50, subject to adjustment therein, and (ii) a Warrant registered in the name of such Purchaser to purchase up to 500,000 shares of Common Stock, with an exercise price equal to $1.00, subject to adjustment therein.

4

5. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

b. Capitalized Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

c. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

d. Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

e. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Purchase Agreement.

f. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

[signature page follows]

5

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Mangoceuticals, Inc.

By:	/s/ Jacob D. Cohen
Name:	Jacob D. Cohen
Title:	CEO

Platinum Point CAPITAL LLC

By:	/s/ Brian Freifeld
Name:	Brian Freifeld
Title:	President

6